EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Patrick A. Remmert Jr., certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2019-C18 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Del Mar Terrace Apartments Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Del Mar Terrace Apartments Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Del Mar Terrace Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Del Mar Terrace Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Del Mar Terrace Apartments Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Del Mar Terrace Apartments Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Del Mar Terrace Apartments Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Farmers Insurance Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Farmers Insurance Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Farmers Insurance Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Farmers Insurance Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Farmers Insurance Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Farmers Insurance Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Phoenix Industrial Portfolio II Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Phoenix Industrial Portfolio II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Phoenix Industrial Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Phoenix Industrial Portfolio II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Phoenix Industrial Portfolio II Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Phoenix Industrial Portfolio II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Phoenix Industrial Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Gatlin Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Gatlin Retail Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Gatlin Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Gatlin Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Gatlin Retail Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Gatlin Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Gatlin Retail Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Presidential City Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Presidential City Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Presidential City Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Presidential City Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Presidential City Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Courtyard by Marriott Secaucus Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Courtyard by Marriott Secaucus Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Courtyard by Marriott Secaucus Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Courtyard by Marriott Secaucus Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Courtyard by Marriott Secaucus Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Courtyard by Marriott Secaucus Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Courtyard by Marriott Secaucus Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ILPT Industrial Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the ILPT Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ILPT Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ILPT Industrial Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ILPT Industrial Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ILPT Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ILPT Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the United Healthcare Office Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the United Healthcare Office Mortgage Loan, Wilmington Trust, National Association, as Trustee for the United Healthcare Office Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the United Healthcare Office Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the United Healthcare Office Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the United Healthcare Office Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the United Healthcare Office Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Redwood Technology Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Redwood Technology Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Redwood Technology Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Redwood Technology Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Redwood Technology Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Redwood Technology Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Redwood Technology Center Mortgage Loan.

Dated: March 14, 2023

/s/ Patrick Remmert Jr.

Patrick A. Remmert Jr.

Authorized Signatory

(senior officer in charge of securitization of the depositor)